FXCM Inc. Announces Share Repurchase Program

New York, May 17, 2011—FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced that its board of directors has authorized the repurchase of up to $30,000,000 of its Class A common stock and/or FXCM Holdings, LLC units.  Under this program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.

The timing and amount of any shares repurchased will depend upon a variety of factors, including market conditions, share price, capital availability, legal requirements and other factors. FXCM is not obligated to purchase any shares under the repurchase program. The repurchase program does not have an expiration date and repurchases may be commenced or suspended at any time or from time to time without prior notice.

As of March 31, 2011, FXCM had 17,319,000 shares of its Class A common stock issued and outstanding and $202,400,000 in cash and cash equivalents.

“FXCM remains confident that our strategy, global scale and a strong capital position will enable the company to continue to lead the global retail FX marketplace,” said Drew Niv, Chief Executive of FXCM. “Since our inception, we have been focused on shareholder returns, a focus evident in our disciplined approach to acquisitions and practice of paying dividends. The introduction of this share repurchase program gives us another tool for delivering those returns. “

About FXCM, Inc.

FXCM Inc. is a global online provider of foreign exchange (forex) trading and related services to retail and institutional customers worldwide.

At the heart of FXCM's client offering is No Dealing Desk forex trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution, and trading from real-time charts. FXCM's UK subsidiary, Forex Capital Markets Limited, also offers CFD products with no re-quote trading and allows clients to trade forex, oil, gold, silver, and stock indices on one platform. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

All references to "FXCM" refer to FXCM, Inc. and its consolidated subsidiaries.

Forward Looking Statement:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A variety of important factors could cause results to differ materially from such statements. These factors are noted in  FXCM Inc.'s filings with the Securities and Exchange Commission, particularly FXCM Inc.’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2011. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally. The forward-looking statements included herein represent FXCM Inc.’s views as of the date of this release and FXCM Inc. believes that forward-looking statements made by it are based on reasonable expectations.  FXCM Inc. undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

FXCM
Media:
Jaclyn Sales, 646-432-2463
Vice President, Corporate Communications
jsales@fxcm.com
or
Investors:
Thomas Porac, 646-432-2986
Vice President, Investor Relations
investorrelations@fxcm.com